DATE:    30-Jun-97

             SCHEDULE FOR RESTATED COMPUTATIONS OF PERFORMANCE QUOTATIONS
                            TCW/DW BALANCED FUND - CLASS C


(A) AVERAGE ANNUAL TOTAL RETURNS (I.E. STANDARDIZED COMPUTATIONS)

                _                                _
              |        ______________________ |
FORMULA:      |                   |
              |  /\ n |         ERV        |
         T  = |    \  |    -------------  |  - 1
              |     \ |          P       |
              |      \|             |
              |_                     _|

         T   = AVERAGE ANNUAL TOTAL RETURN
         n   = NUMBER OF YEARS
         ERV = ENDING REDEEMABLE VALUE
         P   = INITIAL INVESTMENT

                                                                      (A)
   $1,000                ERV AS OF            NUMBER OF          AVERAGE ANNUAL
INVESTED - P             30-Sep-96            YEARS - n         TOTAL RETURN - T
------------             ---------            ---------         ----------------

  30-Sep-95              $1,112.00                   1               11.20%

  29-Oct-93              $1,196.00              2.9213                6.32%



(B) AVERAGE ANNUAL TOTAL RETURNS WITHOUT DEDUCTION FOR APPLICABLE
    SALES CHARGE  (NON STANDARD COMPUTATIONS)

(C) TOTAL RETURN WITHOUT DEDUCTION FOR APPLICABLE SALES CHARGE
    (NON STANDARD COMPUTATIONS)

                _                                _
              |        ______________________ |
FORMULA:      |                   |
              |  /\ n |         EV          |
         t  = |    \  |    -------------   |  - 1
              |     \ |          P        |
              |      \|              |
              |_                       _|

                       EV
         TR  =     ----------     - 1
                       P


    t   = AVERAGE ANNUAL TOTAL RETURN
          (NO DEDUCTION FOR APPLICABLE SALES CHARGE)
    n   = NUMBER OF YEARS
    EV  = ENDING VALUE (NO DEDUCTION FOR APPLICABLE SALES CHARGE)
    P   = INITIAL INVESTMENT
    TR  = TOTAL RETURN (NO DEDUCTION FOR APPLICABLE SALES CHARGE)


                                 (C)                           (B)
  $1,000           EV AS OF     TOTAL           NUMBER OF    AVERAGE ANNUAL
INVESTED - P      30-Sep-96     RETURN - TR     YEARS - n    TOTAL RETURN - t

------------      ---------     -----------     ---------    ---------------
 30-Sep-95        $1,122.00       12.20%              1           12.20%

 29-Oct-93        $1,196.00       19.60%         2.9213            6.32%




(D)      GROWTH OF $10,000
(E)      GROWTH OF $50,000
(F)      GROWTH OF $100,000


FORMULA: G  = (TR+1)*P
         G  = GROWTH OF INITIAL INVESTMENT
         P  = INITIAL INVESTMENT
         TR = TOTAL RETURN SINCE INCEPTION


  $10,000        TOTAL            (D)   GROWTH OF             (E)   GROWTH OF              (F)   GROWTH OF
INVESTED - P     RETURN - TR      $10,000 INVESTMENT - G      $50,000 INVESTMENT - G     $100,000 INVESTMENT - G
------------     -----------      ----------------------      ----------------------     -----------------------
29-Oct-93          19.60                  $11,960                    $59,800                    $119,600
